UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Forest City Realty Trust, Inc.

(Name of Registrant as Specified In Its Charter)

BROOKFIELD ASSET MANAGEMENT INC.

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Brookfield and Forest City Announce Acquisition Agreement

Brookfield Fund to Acquire Forest City for $25.35 per share in $11.4 Billion Transaction

Portfolio Includes 18,500 Multifamily Units and 10.8 Million Square Feet of Prime Office, Life Science and Retail Space in Major Cities in the U.S.

NEW YORK and CLEVELAND, July 31, 2018 (GLOBE NEWSWIRE) -- Brookfield Asset Management Inc. (“Brookfield”) (NYSE:BAM) (TSX:BAM.A) (Euronext:BAMA) and Forest City Realty Trust, Inc. (“Forest City”) (NYSE:FCEA) today announced that they have entered into a definitive agreement under which a Brookfield real estate investment fund will acquire all of the outstanding shares of common stock of Forest City for $25.35 per share in an all-cash transaction valued at $11.4 billion, including Forest City’s proportionate share of consolidated and unconsolidated debt. The purchase price represents a premium of 26.6 percent over Forest City's closing share price of $20.03 on June 15, 2018, the day prior to recent market speculation that Brookfield was engaging in discussions to acquire Forest City. The proposed transaction has been recommended by the Board of Directors of Forest City and is expected to close in the fourth quarter of 2018.

The Forest City portfolio is comprised of a number of iconic assets across major gateway U.S. cities, including 6.3 million square feet of high-quality office space, 2.3 million square feet of premier life science assets, primarily in Cambridge, MA, 2.2 million square feet of retail space and 18,500 multifamily units, as well as five large-scale development projects in the New York Metro area, San Francisco and Washington, D.C.

Brian Kingston, Chief Executive Officer of Brookfield Property Group, said, “Forest City has created a high-quality portfolio of operating and development assets over its 100-year history. We look forward to creating further value in these great assets on behalf of our limited partners.”

David LaRue, President and Chief Executive Officer of Forest City, said, “Thanks to the skill and dedication of our associates, Forest City has made significant progress in our transformation over the last several years. We are pleased that Brookfield recognizes the success of our ongoing efforts to strengthen the business, the attractiveness of our office, apartment and mixed-use portfolio, the skill and dedication of our associates, and the significant opportunities to drive future growth embedded in our more than 18 million square feet of entitlements. We believe that this transaction will deliver an immediate cash premium to stockholders for their investment and represents the best path forward for our company and our stockholders.”

In connection with the transaction, affiliates of Starboard Value LP and Scopia Capital Management LP, which own approximately 14% of Forest City’s outstanding shares in the aggregate, have entered into merger support agreements whereby they have agreed to vote their shares in favor of the transaction at the Forest City special meeting.

Completion of the transaction is subject to certain closing conditions, including the approval of Forest City’s stockholders. The transaction is not contingent on receipt of financing.

Forest City does not expect to pay its regular quarterly dividend during the pendency of the transaction.

Due to the pending acquisition, Forest City will not be holding a conference call for its second quarter 2018 business results. Detailed financial information on the quarter will be released on August 2, 2018.

Advisors

Lazard and Goldman Sachs & Co. LLC are acting as financial advisors to Forest City and Sullivan & Cromwell LLP is acting as legal counsel. Wachtell, Lipton, Rosen & Katz is acting as legal counsel to the Forest City Board of Directors.

Financing will be led by a syndicate of banks including BofA Merrill Lynch, Barclays, BMO Capital Markets, Citigroup Global Markets Inc, Deutsche Bank, RBC Capital Markets, and The Toronto-Dominion Bank, who are each also acting as financial advisors to Brookfield along with Moelis & Company. Skadden, Arps, Slate, Meagher & Flom LLP, Weil, Gotshal & Manges LLP and Torys LLP are acting as legal counsel to Brookfield.

Brookfield Asset Management Inc. is a leading global alternative asset manager with approximately $285 billion in assets under management. Brookfield has more than a 115-year history of owning and operating assets with a focus on real estate, renewable power, infrastructure and private equity. Brookfield offers a range of public and private investment products and services, and is co-listed on the New York, Toronto and Euronext stock exchanges under the symbol BAM, BAM.A and BAMA, respectively. For more information, please visit our website at www.brookfield.com.

Please note that Brookfield’s previous audited annual and unaudited quarterly reports have been filed on EDGAR and SEDAR and can also be found in the investor section of its website at www.brookfield.com. Hard copies of the annual and quarterly reports can be obtained free of charge upon request.

Forest City Realty Trust, Inc. is a NYSE-listed national real estate company with $8.0 billion in consolidated assets. Forest City is principally engaged in the ownership, development, management and acquisition of commercial, residential and mixed-use real estate in key urban markets in the United States.  For more information, please visit www.forestcity.net.

Brookfield Contacts:

Suzanne Fleming
Managing Partner – Communications
(212) 417-2421
suzanne.fleming@brookfield.com

Matt Cherry
Senior Vice President – Investor Relations
(212) 417-7488
matthew.cherry@brookfield.com

Forest City Contacts:

Mike Lonsway
Executive Vice President – Planning
(216) 416-3325

Jeff Linton
Senior Vice President - Corporate Communication
(216) 416-3558

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, future financial results and performance, plans and objectives, potential legal liability, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of Canadian provincial securities laws and applicable regulations and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance.  Forward-looking statements may be identified by the use of words such as “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases.  These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in forward-looking statements as a result of factors, risks and uncertainties over many of which Brookfield and Forest City have no control.  These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied; (2)  the parties’ ability to meet expectations regarding the timing of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the real estate development and property sectors; (10) stock trading prices; and (11) other factors discussed from time to time in the reports of Brookfield and Forest City filed with the SEC, including the factors discussed in Item 1A of Forest City’s most recent Annual Report on Form 10-K as filed with the SEC on February 22, 2018, and in Brookfield’s most recent Annual Report on Form 40-F as filed with the SEC on April 2, 2018, each of which are available free of charge at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. Neither Brookfield nor Forest City undertake, and hereby disclaim, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this communication does not constitute an admission by Brookfield, Forest City or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Forest City by Brookfield.  In connection with the proposed transaction, Forest City intends to file a proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FOREST CITY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, investors will be able to obtain free copies of the documents filed with the SEC by Brookfield, when available, by contacting Brookfield Investor Relations at bpy.enquiries@brookfield.com or (855) 212-8243 or at Brookfield’s website at www.brookfield.com, and will be able to obtain free copies of the documents filed with the SEC by Forest City, when available, by contacting Forest City Investor Relations at (216)-416-3325 or at Forest City’s website at http://ir.forestcity.net/.

Participants in Solicitation
Forest City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Forest City’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Forest City is set forth in the proxy statement for Forest City’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2018, and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.